Exhibit 99.1

Press Release www.shire.com

Director Declaration

December 19, 2017 - Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces that Bill Burns, Senior Independent Director of the Company, was appointed Vice-Chairman and Director of Molecular Partners on October 31, 2017.

This disclosure is made pursuant to LR 9.6.14 of the UK Listing Rules.

Oliver Strawbridge

Senior Assistant Company Secretary

For further information please contact:

Investor Relations
Ian Karp	ikarp@shire.com	+1 781 482 9018
Robert Coates	rcoates@shire.com	+44 203 549 0874
Media
Lisa Adler	lisa.adler@shire.com	+1 617 588 8607
Katie Joyce	kjoyce@shire.com	+1 781 482 2779

NOTES TO EDITORS

About Shire

Shire is the global leader in serving patients with rare diseases. We strive to develop best-in-class therapies across a core of rare disease areas including hematology, immunology, genetic diseases, neuroscience, and internal medicine with growing therapeutic areas in ophthalmics and oncology. Our diversified capabilities enable us to reach patients in more than 100 countries who are struggling to live their lives to the fullest.

We feel a strong sense of urgency to address unmet medical needs and work tirelessly to improve people’s lives with medicines that have a meaningful impact on patients and all who support them on their journey.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX